STANDARD OFFICE/LOFT LEASE FORM

Agreement of Lease, made as of this 1st day of September, in the year 2007, by and between WASHINGTON GROUP L.L.C., a limited liability company, and 30 MAIN LLC, a limited liability company, as tenants in common, each having a mailing address c/o Two Trees Management Co. LLC, 45 Main Street, Suite 602, Brooklyn, New York 11201, collectively as landlord, (collectively “Landlord”), and FUTURE NOW, INC., a Delaware corporation, doing business in the State of New York as Future Now Group, having an address of 246 Creamer Street, 2nd Floor, Brooklyn, New York 11235, as tenant (“Tenant”).

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises known as Suite 419 on the fourth (4th) floor of that certain building (the “Building”) known as 55 Washington Street in the Borough of Brooklyn, County of Kings and City and State of New York (which premises are herein the “demised premises” and are located in the approximate location of said floor shown on the drawing designated Exhibit A attached hereto and hereby made a part hereof) at the rents provided herein for a term (the “Term”) of three (3) years (unless such term shall sooner cease, terminate or expire as hereinafter provided). The Term shall commence on December 15, 2007 (the “Commencement Date”), and end on December 14, 2010 (the “Expiration Date”), both dates inclusive.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

Use: 1. The demised premises shall be used by Tenant, subject to the terms of this Lease, solely as and for executive and administrative offices for a company that provides consulting services regarding the internet, marketing, software development and product licensing, and provides seminars in locations for people to attend in places other than the demised premises and edits and writes material for publishing and distribution in places other than the demised premises, and for no other purposes. Tenant shall not suffer or permit the demised premises or the Building or any part of either to be used in any manner, nor suffer or permit anything to be done therein or anything to be brought into or kept therein, which, in the judgment of Landlord, shall in any way: impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building’s services or the proper and economic heating, cleaning, air conditioning, ventilating or other servicing of the Building or the demised premises, impair or interfere with the use of any part of the Building, or cause discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building. Tenant shall not use nor permit the use of the demised premises or the Building or any part of either in violation of the certificate of occupancy for the demised premises or the Building, if any, or any ground or underlying lease for the Building and/or the land of which the demised premises form a part, if any.

Notwithstanding anything to the contrary contained herein, Tenant shall not use or permit all or any part of the demised premises to be used for any of the following: (1) overnight stays or residential use of any kind (and Tenant hereby agrees to provide Landlord following request made therefor with such documentation as Landlord requests which proves that Tenant is not residing at or living in the demised premises, including, without limitation, paperwork filed with the Internal Revenue Service, utility bills, and/or a copy of a residential lease); (2) retail sale of any goods that involves the presence of the general public in the demised premises; (3) real estate brokerage or property management; (4) an employment, personnel or executive search agency; (5) any health care, rehabilitation, massage, clinic, counseling or exercise facility of any kind, including, but not limited to, a medical or dental office; (6) any foreign or domestic government or any subdivision, agency, department, or instrumentality thereof, including, without limitation, any foreign, federal, state or local governmental or quasi-governmental body, agency or department, or any other authority or entity that is affiliated therewith or controlled thereby, or any person, group or entity that enjoys diplomatic, sovereign or any other form of immunity from civil or criminal process; (7) any political, labor, not-for-profit, religious, charitable, eleemosynary, school or educational entity, or any other similar type of organization; (8) the sale or distribution of any goods, services or merchandise not expressly permitted by the terms of this Lease; (9) the live performance of any form of entertainment, including, but not limited to, singing and/or the playing of any musical instrument of any kind in any manner whatsoever at any time, without regard to whether or not admission is charged for any live vocal or musical performance; (10) cooking, other than the warming of prepared foods for employee’s lunches and snacks in a small microwave oven; (11) a messenger service; (12) banking, cash machine, check cashing and the like; (13) a recording studio; (14) sale, display or distribution of lewd or pornographic materials, alcohol, tobacco products or firearms of any kind; (15) the manufacture of any product; (16) any activity which involves the storage, use or generation of medical waste, corrosive or toxic solids, liquids or gasses and/or any hazardous materials; and (17) any occupancy or use which makes excessive demands on the Building’s services or facilities beyond what is ordinary, typical and usual for typical office tenants in the Building.

Base Rent: 2. Tenant shall pay Landlord during the Term hereof “annual base rent” (the minimum rent due and payable under this Lease) without prior demand, offset or deduction at the rates set forth below (dates inclusive):

Dates	annual base rent	monthly installment
12/15/07 to 12/14/08	$75,264.00	$6,272.00
12/15/08 to 12/14/09	$77,521.92	$6,460.16
12/15/09 to 12/14/10	$79,847.58	$6,653.97

Provided Tenant is not in default under its obligations under this Lease on January 1, 2008, and February 1, 2008, Tenant shall be entitled to a rent credit in the sum of $12,544.00 which shall be applied by Landlord in equal installments of $6,272.00 against the monthly installments of the annual base rent payable under this Lease with respect to January, 2008 and February, 2008. In no event shall the rent credit payable under this paragraph exceed $12,544.00. Notwithstanding the foregoing, if, prior to the Expiration Date (as the same may be amended from time to time), the demised premises are surrendered by Tenant or if Landlord obtains possession of the demised premises prior to the Expiration Date due to default(s) by Tenant under this Lease, then, in either case, Tenant shall immediately pay Landlord $12,544.00 as additional rent hereunder and such payment obligation shall expressly survive the expiration or termination of this Lease.

Annual base rent shall be paid in monthly installments in advance on the first day of each month during the Term hereof, except that Tenant shall pay the first monthly installment thereof in advance on the execution hereof by certified check. Unless and until otherwise designated by Landlord in writing, all annual base rent and additional rent payable under this Lease shall be paid to “TTMC as Nominee for 45-55 Washington St.”, c/o Two Trees Management, 45 Main Street, Suite 601, Brooklyn, New York 11201. Monthly installments of annual base rent payable for a partial month shall be prorated on a per diem basis based upon the number of days in the relevant month. All taxes, charges, costs, expenses and sums other than annual base rent payable by Tenant hereunder are deemed additional rent. Tenant shall pay annual base rent and additional rent as provided in this Lease in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private at the time of payment, at the office of Landlord or such other place as Landlord may designate, without any set-off or deduction whatsoever. Any delay or failure of Landlord or its agent to prepare and deliver any bill, statement or invoice shall not constitute a waiver of the right to collect any payment that may have become due during the term of this Lease, including, without limitation, retroactive payments for any and all amounts unbilled. If no date shall be set forth herein for the payment of additional rent, then such sum shall be due and payable within ten (10) days after the date upon which Landlord demands such payment. If additional rent is not paid when due, Landlord shall have all the rights and remedies with respect to the collection of the same and the enforcement of the Tenant’s obligation to pay the same as in this Lease provided, and such rights and remedies as are available at law, equity or otherwise, in the case of non-payment of annual base rent. Although this Article is intended to facilitate the collection rights and remedies of Landlord under this Lease, it is not intended to alter the principle of reimbursable items by Tenant to Landlord, which reimbursable items shall in no event be deemed “income” to Landlord under any provisions of relevant tax law, or otherwise. If any out of state check of Tenant is dishonored, all subsequent checks shall be either certified checks or a check drawn upon a New York City Bank that is a member of the New York Clearing House Association (or its successor).

Please Initial: Landlord _____ Tenant _____

Security Deposit: 3. Tenant has deposited with Landlord the sum of $33,369.85 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any amount payable hereunder as to which Tenant is in default under this Lease, or for any sum which Landlord may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or re-entry by Landlord. If Landlord uses, applies or retains any part or all of said security, as permitted hereunder, Tenant shall within five (5) days following demand, deposit with Landlord such amount as is necessary to restore the security to the amount Tenant is required to deposit with Landlord under this Article. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security Landlord is then holding shall be returned to Tenant after the date fixed as the end of the term hereof and after delivery of possession of the demised premises to Landlord. If the Building is sold or leased, Landlord shall have the right to transfer the security to the purchaser or lessee for the benefit of Tenant and Landlord, after giving notice to Tenant, shall be deemed released by Tenant from all liability for the return of such security and Tenant shall look solely to the new owner or lessee for the return thereof. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Real Estate Taxes: 4. If the “Real Estate Taxes” (hereinafter defined) in any twelve (12) month period commencing July 1st and ending the following June 30th (dates inclusive) occurring, in whole or in part, during the term hereof (any such July to June twelve month period being herein a “Tax Year”) exceed the amount of the Real Estate Taxes, as finally determined, for the Tax Year commencing July 1, 2007 and ending on June 30, 2008 (the “Base Tax Year”), then Tenant agrees to pay Landlord 0.931% (“Tenant’s Percentage”) of the difference between such amounts (the “Tax Escalation Payment”) within ten (10) days after demand made therefor as additional rent. Tenant’s Tax Escalation Payment shall be prorated for any Tax Year during the Term which does not consist of twelve (12) full calendar months. Landlord shall have the right, but not the obligation, to bill Tenant in one or more installments for the amounts payable under this Article. Tenant’s obligation to pay additional rent under this Article shall survive the termination of this Lease and Tenant shall pay all amounts payable under this Article notwithstanding the fact that an invoice is sent after the Expiration Date or sooner termination of the Term hereof.

“Real Estate Taxes” shall mean, for the purposes of this Lease, all taxes, assessments and impositions (general or special, foreseen or unforeseen, ordinary or extraordinary) levied, assessed or imposed (including, but not limited to, real property taxes and any building improvement district charges and assessments) by federal, state or local governments and their political subdivisions upon all or part of the improvements and land of which the demised premises forms a part, including the Building, and any sidewalks, curbs, plazas, air rights and the like appurtenant to them (the land, improvements and appurtenances collectively being the “Real Property”), but shall exclude any transfer, income, inheritance or gift taxes and any tax that does not relate to the Real Property. If, for any reason whatsoever, a new tax, charge or assessment of any type, including, without limitation, a real estate tax, franchise, income, school, capital, or use and occupancy tax, shall be assessed, confirmed, imposed or levied against Landlord and/or all or any part of the Real Property in addition to, or in substitution in whole or in part for, any tax which would constitute “Real Estate Taxes”, then such tax or imposition shall be deemed to be included within the term “Real Estate Taxes”. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in its efforts to reduce or minimize the Real Estate Taxes and/or the assessed valuation of the Real Property, any and all such expenses shall be added to, and made a part of Real Estate Taxes. If the Real Estate Taxes for any Tax Year during the term hereof, including the Base Tax Year, shall be adjusted, corrected or reduced, then all of the Tax Escalation Payments payable hereunder shall be recalculated using the revised Real Estate Taxes and Landlord shall credit or refund to Tenant any excess amount paid by Tenant and Tenant shall pay Landlord any amounts due hereunder within ten (10) days following demand. Tenant shall have no right to institute or participate in any real estate tax proceedings relating in whole or in part to the Real Property, it being understood that the commencement, maintenance, settlement or conduct thereof shall be in the sole discretion of Landlord. Tenant shall be liable for all taxes on or against property and trade fixtures and equipment placed by Tenant in or about the demised premises, and all taxes on Tenant’s right to occupy the demised premises. If any such taxes are levied against Landlord or Landlord’s property, and if Landlord pays same, or if the assessed valuation of Landlord’s property is increased by the inclusion therein of a value placed upon such property, and if the Landlord pays the taxes based on such increased assessment, Tenant, upon demand, shall repay to Landlord the taxes so paid by Landlord or the portion of such taxes resulting from such increase in assessment.

Electricity: 5. Tenant shall pay for all electric current furnished to and/or consumed in the demised premises. Electric current is provided to the demised premises as specified in the rider attached to this Lease. Tenant agrees that at all times its use of electric current shall not exceed the capacity of the Building’s existing feeders, risers or wiring installation, and Tenant may not use any equipment which, in Landlord’s reasonable opinion, will overload such feeders, risers or installations or interfere with the businesses of other tenants or occupants of the Building. Landlord shall not be liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain as a result of any change in the character of electric service provided to the demised premises.

Utilities & Other Services: 6. Unless expressly provided elsewhere in this Lease to the contrary, Tenant shall pay for any and all utility services furnished to and/or consumed in the demised premises at any time during the Term. As used herein, “utility services” shall include, but not be limited to, energy charges, any internet access fees, cable company services, and local and long distance wired and wireless telephone charges for voice and/or data. Such obligation shall expressly survive the expiration or termination of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability of Landlord for Tenant’s failure to timely pay for utility services furnished to and/or consumed in the demised premises during the Term. Tenant shall pay for cleaning services, trash collection and air-conditioning as provided in the rider attached hereto.

Building Services: 7. Landlord shall: (a) provide passenger elevator service twenty-four hours a day, seven days a week; (b) provide freight elevator service only on regular business days between the hours of 8 a.m. and 4 p.m.; (c) furnish heat, on business days between the calendar months of November 1st and April 30th from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and other services which Landlord has expressly agreed to supply, if any, to the demised premises, when and as required by law; and (d) clean the public halls and public portions of the Building which are used in common by the Building’s tenants. Landlord reserves the right to stop the aforesaid services when necessary, by reason of accident or emergency or for repairs, alterations, replacements or improvements.

As Is: 8. Tenant acknowledges that Landlord has afforded Tenant the opportunity for a full and complete investigation, examination and inspection of the demised premises and the Building and Tenant has examined and has made a complete inspection of the same and is familiar with the physical condition thereof and agrees to accept the demised premises and the Building in “as is” condition subject to all violations, whether or not of record, except as may be expressly set forth in the rider hereof to the contrary. Landlord has not made and does not make any representation as to the physical condition or any other matter affecting or relating to the demised premises and the Building, except as specifically set forth in this Lease and Tenant specifically acknowledges that no such representation has been made. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. If one or more governmental licenses or permits shall be required for the proper and lawful conduct of Tenant’s business in the demised premises, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Please Initial: Landlord _____ Tenant _____

Failure to Give Possession: 9. If Landlord is unable to deliver possession of all or part of the demised premises to Tenant on the Commencement Date hereof because of any reason whatsoever, including, without limitation, the holding-over or failure to surrender possession by any tenant, subtenant or occupant, construction or work in the Building or in all or part of the demised premises, or the failure to obtain a certificate of occupancy, then Landlord shall not, in any such event, be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease, but the annual base rent payable hereunder shall abate equitably according to that part of the demised premises which has not been delivered (provided Tenant is not responsible for Landlord’s inability to deliver possession of the demised premises to Tenant or complete any work) until Landlord delivers to Tenant possession of all of the demised premises. If Tenant is given possession of all or part of the demised premises or any other premises prior to the Commencement Date hereof, Tenant covenants and agrees that such possession and occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except the obligation to pay annual base rent. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of §223-a of the New York Real Property Law.

Alterations: 10. Tenant shall make no changes in or to the demised premises of any nature without Landlord’s prior written consent. Landlord’s prior written consent shall not be unreasonably withheld or delayed if Tenant wants to paint all or any portion of the demised premises any color other than black and make other similar cosmetic minor non-structural interior changes which do not require permit(s) from any governmental authority and do not affect the quality or structure of the demised premises’ floor slab and do not affect any system serving the demised premises and/or the Building, provided Tenant complies with all of the conditions, provisions and covenants of this Lease and provided Tenant pays Landlord at the end of term of this Lease upon demand the amount it will cost Landlord to restore the demised premises to the condition the demised premises were in as of the Commencement Date; except that if Tenant extends to the ceiling with sheetrock the interior walls that are within the demised premises as of October 1, 2007 and Tenant shall make no other changes to said walls, then at the end of the term of this Lease Tenant shall not be obligated to pay Landlord the cost to remove said sheetrock extensions to the ceiling. Tenant’s obligation to pay Landlord to restore the demised premises shall expressly survive the expiration and/or termination of this Lease. In no event, however, shall Tenant install or permit the installation of any art in the demised premises that an artist could prevent the removal of pursuant to a governmental or court law, code, rule, regulation or order. In no event shall Landlord be required to consent to any Tenant Changes that would adversely affect the structure of the Building, the exterior thereof, any part of the Building outside of the demised premises or the mechanical, electrical, heating, ventilation, air-conditioning, sanitary, plumbing or other service systems and facilities of the Building. Tenant shall, at its expense, before making any alterations, additions, installations or improvements: (a) obtain and promptly deliver to Landlord a copy of all permits, approvals and certificates required by any governmental or quasi-governmental bodies (and upon completion, certificates of final approval thereof) and (b) submit to Landlord, for Landlord’s prior written approval, plans, drawings and specifications of all changes, alterations, additions, improvements and work (herein “Tenant Changes”) Tenant wants to perform in the demised premises or the Building. Tenant shall make all revisions to its plans, drawings and specifications requested by Landlord and shall provide Landlord with all Landlord requested details. Tenant shall, promptly upon demand, reimburse Landlord for all reasonable out-of-pocket fees, expenses and other charges incurred by Landlord and/or its agent in connection with the approval of the plans, drawings and specifications (including fees paid to other parties for their opinion and comments).

Immediately following approval by Landlord, Tenant (or, at Landlord’s option, Landlord at Tenant’s expense) shall file the approved plans and drawings with the appropriate governmental and quasi-governmental authorities having jurisdiction. If requested by Landlord, Tenant shall use an expeditor designated or approved in advance by Landlord to assist with the filings. Notwithstanding the foregoing or anything to the contrary contained herein, no consent or approval issued by Landlord shall constitute an express or implied representation by Landlord that the Building or the demised premises (with or without any Tenant Change) will be suitable, feasible or lawful for any general or specific use, purpose or requirement of Tenant. Tenant shall, at its sole cost and expense, in making any Tenant Change, comply with all Legal Requirements (hereinafter defined), including, without limitation, all requirements of Local Law No. 5 of 1973 of the City of New York and The Americans With Disabilities Act of 1990, as amended to date. All materials and equipment used in connection with Tenant Changes shall be new and first quality and no materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. If any Tenant Change is to be made to the fire safety system, Tenant shall use only a contractor (or, if necessary, contractors) reasonably approved by Landlord and upon the completion of such work, Tenant shall deliver to Landlord a letter issued by the Building’s fire safety system vendor/service provider indicating that all fire safety system devices located on the demised premises’ floor are functioning properly and a schedule indicating the dates for the pre-testing and final testing of the fire safety system (and which final testing must be within six (6) months of the date the plans for the Tenant Change were filed with the New York City Department of Buildings). Tenant agrees to carry, and will cause its contractors and sub-contractors to carry, such worker compensation, general liability, personal and property damage insurance as Landlord may require in form, amount, carriers and coverages satisfactory to Landlord (including, but not limited to, adequate Builder’s Risk coverage). Such insurance shall be in addition to and not in lieu of any other insurance required under this Lease. Tenant shall not, at any time prior to or during the term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Tenant Changes or otherwise, if, in Landlord’s sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of all or part of the Building. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately and shall replace such contractors, mechanics and laborers with contractors, mechanics and laborers who, in Landlord’s reasonable judgment, will not interfere or conflict with the construction, maintenance or operation of all or part of the Building and, in such event, Landlord may require that Tenant use union labor.

Nothing in this Lease is intended to constitute a consent by Landlord to the subjection of Landlord’s or Tenant’s interest in the Building, the demised premises and/or the Real Property to any lien or claim by any person that performs and/or supplies any work, labor, material, service or equipment to Tenant and/or the demised premises. Landlord hereby notifies all such persons of such intent and each such person agrees, to the extent permitted by law, that by performing any work for or supplying any materials to Tenant it accepts that Landlord has not granted such consent and that such person shall not have a right to file any lien or claim against any interest of Landlord in the demised premises, the Building and/or the Real Property. If any mechanic’s lien is filed against the demised premises, the Building and/or the Real Property for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law.

All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant, elects to relinquish Landlord’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the end of the term of this Lease, at Tenant’s expense. Nothing in this article shall be construed to give Landlord title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but in no event shall Tenant remove any fixtures and equipment which are part of the operation of the demised premises and/or the Building. Upon removal of Tenant’s trade fixtures, moveable office furniture and equipment from the demised premises as permitted herein, or upon removal of other installations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations upon removal of same from the demised premises, or upon removal of other installations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term which remains in the demised premises after Tenant surrenders possession of the demised premises to Landlord shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or removed from the demised premises by Landlord, at Tenant’s expense. Tenant’s obligations under this Article shall expressly survive the expiration or sooner termination of this Lease.

Please Initial: Landlord _____ Tenant _____

Repairs: 11. Subject to Landlord’s rights in Article 18 of this Lease, Landlord shall maintain and repair the exterior of and the lobby, elevators and other public portions of the Building relating to the demised premises and those portions of the electrical system, fire safety system, sprinkler system and heating system which serve the demised premises but are outside of the demised premises to the extent necessary so that said systems are in good working order at the point where they enter the demised premises; provided, however, that if such maintenance is due to the acts, omissions, negligence or willful misconduct of Tenant, then such maintenance shall be performed at Tenant’s cost and expense and Tenant shall reimburse Landlord for the cost thereof within ten (10) days following demand made therefor as additional rent hereunder. Tenant shall, during the term hereof, at its expense, take good care of, maintain, clean, replace and repair the demised premises (including all bathrooms and lavatory facilities located within the demised premises, if any, and, as of September 27, 2007, there are no bathrooms in Suite 419 in the Building), the windows and window frames, entrance door and the fixtures and appurtenances therein, and promptly make all non-structural repairs thereto. Tenant shall make, at its expense, all non-structural repairs to the Building caused by, or resulting from, moving any of its property and/or caused by the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this Lease. If any structural repairs are necessary to the Building as a result of Tenant’s use or manner of use of the demised premises or as a result of moving its property or as a result of the acts, omissions, negligence or willful misconduct of Tenant, Tenant’s servants, employees, invitees, or licensees or if any structural repairs are necessary for any reason in the demised premises, Tenant shall immediately notify Landlord of the need for such repairs and Landlord shall make such structural repairs at Tenant’s cost and expense. In no event shall Landlord have any obligation to perform any work hereunder at overtime or premium rates. Tenant shall pay Landlord for the cost and expense of such structural repairs within ten (10) days following demand therefor as additional rent hereunder. All maintenance, repairs and replacements to be made to the fire safety system serving the demised premises by Tenant shall be made only by contractors reasonably approved in advance by Landlord. All parties employed by Tenant to clean, maintain and/or repair the demised premises shall be approved in advance by Landlord. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall replace, at Tenant’s expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises; provided, however, that if Landlord or its agents through willful misconduct or gross negligence break any glass in any windows in the demised premises, then Landlord shall replace such glass at its expense. If Tenant does not obtain and maintain insurance on all plate and other glass in the demised premises, Landlord may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Landlord and, in such event, Tenant shall pay Landlord, as additional rent, for the costs of the premium for said insurance within ten (10) days following demand made therefor. Notwithstanding anything to the contrary set forth herein, Tenant may “self insure” the plate glass insurance required under this paragraph. All repairs made by Tenant or on behalf of Tenant shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Landlord shall remedy the condition with due diligence at the expense of Tenant; provided, however, that if the defective condition was solely and directly caused by Landlord or Landlord’s agent, employee, contractor or subcontractor, then Landlord shall remedy the condition at the expense of Landlord. Except as specifically provided elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. Except as may be expressly set forth herein to the contrary, it is specifically agreed that Tenant shall not be entitled to any set-off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract.

Landlord’s Access to Demised Premises: 12. Landlord and its agents and designees shall each have the right to enter the demised premises, at all times in the event of an emergency and otherwise at reasonable times, following reasonable verbal communication or written correspondence to Tenant, which may be sent or given by an agent or representative of Landlord, to examine the same, and/or to make such repairs or alterations as Landlord may deem necessary or reasonably desirable for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building (and Landlord may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed). Landlord and its agents and designees shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, actual or constructive, and the rent payable hereunder shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall use commercially reasonable efforts to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant agrees to pay the cost thereof. Tenant shall permit Landlord and Landlord’s agents and designees to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein. If Tenant is not present to open and permit an entry into the demised premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property; although such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant’s obligation hereunder. Tenant acknowledges and agrees that it and its employees, guests, invitees, and agents shall not, at any time, for any reason whatsoever, use, access, enter or have any rights in or to the roof or roof top area of the Building. Tenant’s failure to abide by the terms of the foregoing sentence shall be deemed a material default of the Lease. Landlord shall also have the right to enter the demised premises for the purpose of exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord’s or ground lessors, if any, interest in the Real Property, its agents or designees. During the last six (6) months of the term, Landlord may enter the demised premises at reasonable times for the purpose of showing the same to prospective tenants and place upon the demised premises the usual notices “To Let” and “For Sale” which Tenant shall permit to remain without molestation.

Please Initial: Landlord _____ Tenant _____

Compliance with Laws, Building Insurance, Floor Loads: 13. The term “Legal Requirements” means all laws, statutes, ordinances, codes, orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or any official thereof, or of any other governmental public or quasi-public authority, or of any insurance companies providing coverage for all or part of the Building, or of any utility company providing service to all or part of the Building, in any case, whether now or hereafter in force, which are applicable to all or part of the Real Property and all requirements, obligations and conditions of all instruments of record as of the date hereof. Tenant shall, immediately following receipt of the same, deliver to Landlord a copy of any and all notices Tenant receives of any Legal Requirement violation pertaining to Tenant, the demised premises, the Building and/or the Real Property.

During the term hereof and at all times prior that Tenant is in possession of the demised premises, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future Legal Requirements, including, without limitation, the rules and regulations of the Landmarks Preservation Commission or a historic preservation district, if applicable. If Tenant has, by its manner of use of the demised premises or method of operation therein, violated any Legal Requirements and structural repairs and/or alterations are necessary to cure such violations, then, and, in such event, Landlord shall make such structural repairs and alterations and Tenant shall reimburse Landlord for the cost of such work within ten days following demand therefor as additional rent. For the purposes hereof the cost of any alteration or improvement shall be deemed to include the cost of labor and materials and the cost to prepare and file plans for such alteration and improvements. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.

For purposes of this Lease, “hazardous materials” means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6987; or any other similar laws (collectively, “hazardous materials laws”). Supplementing the foregoing parts of this Article, Tenant will not cause or permit the storage, use, generation, or disposition of any “hazardous materials” in, on, or about the demised premises or the Building. Further Tenant will not permit the demised premises to be used or operated in a manner that may cause all or part of the Real Property to be contaminated by any hazardous materials. Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including, but not limited to, attorneys’ fees and costs, arising out of or in connection with Tenant’s breach of its obligations in this Article, including, but not limited to, the removal, cleanup, and restoration work and materials necessary to return the demised premises and any other property of whatever nature located within the Real Property to their condition existing prior to the appearance of Tenant’s hazardous materials. Such indemnity and all obligations under this Article shall expressly survive the expiration, cancellation or termination of this Lease. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened with respect to any hazardous materials affecting the demised premises or Real Property; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the demised premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials in or about the demised premises. Without Landlord’s prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the demised premises or Real Property. Tenant’s obligations under this Article shall expressly survive the expiration or other termination of this Lease. Tenant acknowledges and agrees that Landlord shall have no liability to Tenant for bad air, mold, or “sick building syndrome”.

Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the demised premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “makeup” or rate for the Building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.

Anything in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or require any changes, modifications or alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any of the aforesaid entities, or by any fire insurance company, Landlord or Landlord’s agent shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications and alterations and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord, as additional rent hereunder, for Landlord’s expenses within ten (10) days following demand made therefor and Tenant shall pay Landlord Tenant’s proportionate share of the contract price for any sprinkler supervisory service provided to the demised premises.

Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York. Tenant hereby agrees to be subject to in personam jurisdiction in any court of appropriate subject matter jurisdiction located in the City, County and State of New York or located in Brooklyn, Kings County, New York for any action brought by Landlord against the Tenant arising out of, or relating to this Lease.

Signs: 14. Tenant shall obtain Landlord’s prior consent for all signs, advertisements, notices or other lettering that Tenant wants to exhibit, inscribe, paint or affix on any part of the outside of the demised premises, or in the common areas or the outside of the Building, including, without limitation, on the entrance door to the demised premises and/or in the common hallway adjacent to the demised premises, or on the inside of the demised premises if the same is visible from the outside of the demised premises. No awnings or other projections shall be attached to the Building’s outside walls. Landlord may remove any such signs, advertisements, notices, lettering, awning and projections which it did not consent to in advance and Tenant shall pay Landlord upon demand for the expense incurred by such removal as additional rent hereunder.

Please Initial: Landlord _____ Tenant _____

Garbage: 15. Tenant shall remove all refuse and rubbish from the demised premises and shall deposit the same in the receptacles and in the locations designated and in the manner described by Landlord. Tenant shall, at its sole cost and expense, comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law and as requested by Landlord. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Tenant shall remove, or cause to be removed, at its expense, by a contractor reasonably acceptable to Landlord, at Landlord’s sole discretion, such items as Landlord may expressly designate. Landlord may, at its option, refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by Legal Requirements or (b) which consists of items which are not ordinary, typical and usual for typical office tenants in the Building or if ordinary, typical and usual, if such items are in such quantities and amounts as are not ordinary, typical and usual for typical office tenants in the Building who occupy the same rentable square footage as Tenant, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord. If so required, Tenant shall immediately thereafter arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.

Additional Covenants: 16. Tenant covenants and agrees for itself, its officers, employees, contractors, agents, servants, licensees, invitees, subtenants, concessionaires, and all others doing business with Tenant (hereinafter for the purposes of this Article, collectively referred to as “Tenant”) that:

1. Tenant shall not obstruct or encumber the Building’s common areas, including, without limitation, the sidewalks, entrances, driveways, passages, courtyards, elevators, vestibules, stairways, corridors or halls, nor use them for any purpose other than going to and from the demised premises. All deliveries shall be made in a prompt and efficient manner using elevators and passageways designated for such type of delivery by Landlord and hand trucks equipped with rubber tires and sideguards.

2. Tenant shall not use the bathrooms, sinks, toilets and plumbing fixtures for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids, liquids, chemicals or other substances shall be poured or deposited therein. If Tenant violates the foregoing, Tenant shall pay Landlord for all resulting repairs as additional rent hereunder and such obligation shall survive the expiration of the term of this Lease.

3. Tenant shall not hang, shake, sweep or throw anything out of any Building window, nor sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the Building’s common areas, elevators, stairwells or halls.

4. Tenant shall not disturb or interfere in any way with other Building tenants or those having business in the Building. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, nor permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other Building occupants by reason of noise, odors, and or vibrations. Further, Tenant shall not permit the emission from the demised premises of any objectionable noise or odor. Tenant shall not install or use any equipment that could have, in Landlord’s reasonable judgment, an adverse effect on the demised premises, the Building and/or the comfort or convenience of other tenants and occupants of the Building. Tenant shall not injure, overload, deface, commit waste, nuisance or otherwise harm the demised premises or any part thereof.

5. No bicycles, vehicles, animals, fish or birds may be kept in or about the Building. Tenant covenants and agrees that there shall be no smoking in or on any portion of the Building.

6. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and only during hours, and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight which it deems a security risk or a violation of any of the terms of this Lease.

7. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same. Tenant shall not have barbering or boot-blacking services provided in the demised premises.

8. Landlord shall have the right to maintain any reasonable security system it deems necessary in the Building, including, without limitation, a system requiring Building passes, metal detectors and identification checks. Tenant shall not have a claim against Landlord by reason of Landlord excluding from the Building any person who does not pass Landlord’s reasonable security requirements. Landlord may prevent access to the Building at all times, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., provided that Tenant is provided with a means of accessing the demised premises before and after said hours, such as, by way of example only, a key to the front door of the Building.

9. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion, tends to impair the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

Rules and Regulations: 17. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with such reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt. Notice of any rules or regulations shall be given in such manner as Landlord may elect. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Building Alterations: 18. Tenant acknowledges that from time to time, throughout the term of this Lease, Landlord may perform or have performed work in and about the Building and such work may result in noise and disruption to Tenant’s business. Landlord shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change (i) the arrangement, number and/or location of the Building’s entrances, hallways, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts, provided that in so doing, Landlord does not deny Tenant reasonable means of access to the demised premises for the conduct of Tenant's business, (ii) the Building’s facade and exterior and/or (iii) the name, number and/or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord performing or causing to be performed any work in the Building and/or making any of the aforesaid changes and/or arising from another tenant or occupant making any repairs in the Building. Landlord’s rights under this Article shall be exercised, as far as commercially reasonable and practicable, in such manner as to avoid unreasonable interference with Tenant's use of the demised premises; provided, however that Landlord shall not be obligated to pay overtime or premium rates. If an elevator shaftway or vault is located in whole or in part within the demised premises, Tenant expressly acknowledges to Landlord that it understands that said elevator shaftway and any elevator therein and such vault are not included within and are not a part of the demised premises. Tenant hereby acknowledges and agrees that Landlord may at any time and from time to time seal up any elevator shaftway and vault in the Building, including, without limitation, any elevator shaftway and/or vault located within all or part of the demised premises and Landlord reserves the right to remove the elevator from said shaftway and deck over any shaftway at any time at its sole option.

Excavation Shoring: 19. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the Building’s walls from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

Please Initial: Landlord _____ Tenant _____

Property Loss, Indemnity, Tenant’s Insurance: 20. Landlord, its officers, agents, employees, subsidiaries and affiliated entities and corporations shall not be liable for any loss of, theft of, damage to or destruction of any of Tenant’s goods, merchandise, fixtures, furniture or other property of whatsoever nature, caused by fire, theft, carelessness or any other cause whatsoever, except for Landlord’s negligence or willful misconduct, and Tenant hereby releases and waives any right of recovery against Landlord, its officers, agents, employees, subsidiaries and affiliated entities and corporations for any such loss other than for losses caused by Landlord’s negligence or willful misconduct. Tenant shall procure a waiver of subrogation on the part of the insurer against such parties by an endorsement to all insurance policies whereby the insurer recognizes the provisions of this Article. The foregoing waiver shall be in force only if the insurance policies contain a clause providing that such a waiver shall not invalidate the insurance. Landlord and its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection with any private, public or quasi public work. If at any time any windows of the demised premises are temporarily or permanently closed, or bricked up for any reason whatsoever, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction; however, Landlord shall not have the right to permanently close or brick up any of the demised premises’ windows except where and when required by law.

Tenant hereby indemnifies and saves harmless Landlord from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the provisions, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the demised premises by Tenant or any person claiming through or under Tenant, or (iii) any acts, omissions, or negligence of Tenant or any contractor, agent, servant, employee, visitor or licensee of Tenant, or any person claiming through or under Tenant, in or about the demised premises. If any action or proceeding shall be brought against Landlord based upon any such claim, Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended, at Tenant’s expense, by counsel acting for Tenant’s insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Landlord. This indemnity shall not require any payment by Landlord as a condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord shall be made a party defendant, Tenant shall indemnify, hold Landlord harmless from and defend Landlord from all liabilities and costs by reason thereof. If, on account of the failure of Tenant to comply with the provisions of this Article, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

To the extent not covered by the insurance required to be carried by Tenant hereunder and not covered by any other insurance then maintained by Tenant, Landlord hereby indemnifies and saves harmless Tenant from and against any claims and all loss, cost, liability, damage and/or expense, including, but not limited to, reasonable counsel fees, penalties and fines, to the extent incurred in connection with or arising from (i) any default by Landlord in the observance or performance of any of the provisions, covenants or conditions of this Lease on Landlord’s part to be observed or performed, or (ii) any acts, omissions, or negligence of Landlord, or any contractor, agent, servant, employee or visitor of Landlord, in or about the Building. If any action or proceeding shall be brought against Tenant based upon any such claim, Landlord, upon notice from Tenant, shall cause such action or proceeding to be defended, at Landlord’s expense, by counsel acting for Landlord’s insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant. This indemnity shall not require any payment by Tenant (other than with respect to insurance premiums) as a condition precedent to recovery.

Commencing on the date Tenant is given possession of the demised premises and thereafter during the term of this Lease, Tenant shall provide and maintain comprehensive general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York, and shall have a limit of not less than $1,000,000 per occurrence for bodily or personal injury (including death), $2,000,000 for more than one occurrence and $500,000 for loss and damage to property. Tenant shall obtain and maintain “All Risk” insurance having extended coverage for fire and other casualties for its personal property, fixtures and equipment for the full replacement value thereof and plate glass insurance covering all plate glass in the demised premises. If at any time during the term of this Lease it appears, in Landlord’s reasonable judgment, that public liability or property damage limits in New York City for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord, its managing agent, leasing agent and mortgagee(s) and ground lessors, as appropriate, shall be named as additional insureds in the aforesaid general liability insurance policies. All policies shall provide that Landlord shall be given thirty (30) days’ prior notice of cancellation of such insurance. Tenant shall deliver to Landlord evidence of such insurance policies prior to occupying the demised premises. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may pay it (after notice and expiration of period to cure) and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

Destruction, Fire and Other Casualty: 21. If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the demised premises shall be partially damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and the annual base rent, until such repairs shall be made, shall abate equitably according to the part of the demised premises which is unusable by Tenant or, if by reason thereof, the demised premises are rendered untenantable, said annual base rental shall totally abate until the demised premises are tenantable. After any such casualty, Tenant shall cooperate with Landlord by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property so that Landlord may make repairs. Notwithstanding the foregoing, if the demised premises or the Building shall be damaged to such extent that Landlord shall decide to demolish same, or not to rebuild same, then, and in such event, Landlord may terminate this Lease upon notice to Tenant given within ninety (90) days following such event, and upon the date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days following the giving of said notice, this Lease shall terminate and Tenant shall vacate and surrender the demised premises to Landlord. Any annual base rent prepaid by Tenant beyond said date shall be promptly refunded to Tenant. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant’s rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds. If this Lease shall not be terminated as provided above in this Article, Landlord shall, at its expense, proceed with the restoration of the demised premises; provided Landlord’s obligations hereunder shall not exceed the scope of Landlord’s initial construction obligations under this Lease and further provided, that Landlord’s restoration obligations shall be subject to building and zoning laws then in effect. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance, labor troubles and causes beyond Landlord’s control. If Landlord shall so restore the demised premises, Tenant shall repair, restore and redecorate the demised premises and reoccupy and reopen the demised premises, within thirty (30) days following restoration, in a manner and to the condition existing prior to the event of damage, except to the extent that Landlord is obligated above, and Tenant shall hold in trust the proceeds of all insurance carried by Tenant on its property for the purpose of such repair and restoration. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Tenant’s right to an abatement of rent hereunder shall not be construed to limit or affect Landlord’s right to payment under any rental loss coverage carried by Landlord.

Please Initial: Landlord _____ Tenant _____

Eminent Domain: 22. If the whole of the demised premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. If only a part of the demised premises shall be condemned or taken, then, effective as of the date of vesting of title or taking possession, the rent shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken and Tenant’s Percentage shall be amended to reflect the new rentable square footage of the demised premises and the new square footage of the Building. If only a part of the Building shall be so condemned or taken, then (a) Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination, or (b) if such condemnation or taking shall be a permanent condemnation or taking of a substantial part of the demised premises in Tenant’s reasonable judgment, Tenant may, at Tenant’s option, by delivery of written notice to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title or taking possession, terminate this Lease as of the date of vesting of title or taking possession, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken and Tenant’s Percentage shall be amended to reflect the new rentable square footage of the demised premises and the new square footage of the Building and Landlord, at its expense, subject to building codes then in effect and subject to the extent of proceeds actually received by Landlord for such taking, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition (which in no event shall exceed Landlord’s pre-term construction obligations and which shall not include Tenant’s Work, if any) to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises. If this Lease is terminated by Landlord or Tenant under this Article, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the rent payable hereunder shall be apportioned as of such date. It is expressly understood and agreed that, at Landlord’s option exercised in Landlord’s sole discretion, the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, provided, however that Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms hereof to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Landlord’s award.

Relocation/Surrender/Demolition: 23. A. Landlord shall have the right to relocate Tenant, at Landlord’s expense, from the demised premises to other office premises (the “Substitute Space”) of equal or greater size and comparable improvements located in the Building on at least sixty (60) days’ prior written notice thereof; and if such notice is given, Tenant shall surrender the demised premises and relocate to the Substitute Space identified therein on the date specified in such notice; provided, however, that the Substitute Space shall be reasonably acceptable to Tenant. If, however, Tenant shall determine that the proposed Substitute Space is not reasonably acceptable to it, then Tenant shall have the right to terminate this Lease by written notice given to Landlord (such writing is hereinafter referred to as a “Dissatisfaction Notice”) within ten (10) days of the date Landlord gave Tenant notice of such Substitute Space (such notice from Landlord is hereinafter referred to as a “Shift Notice”) (time of the essence with regard to Tenant's obligations hereunder). If Tenant shall fail to give a Dissatisfaction Notice timely, then Tenant shall be deemed to have determined that the Substitute Space is reasonably acceptable to it. If Tenant shall timely give a Dissatisfaction Notice to Landlord, then, as of that date which is ninety (90) days following the date that Landlord shall have given Tenant a Shift Notice, this Lease shall terminate and Tenant shall, on or prior to such date, vacate and surrender the demised premises to Landlord as if such date were the date originally set forth in the Lease as the Expiration Date and all annual base rent prepaid by Tenant beyond said date shall be promptly refunded to Tenant; provided, however that Landlord may nullify such termination of this Lease under this Article 23A by providing written notice to Tenant within thirty (30) days following the date that Landlord has received a Dissatisfaction Notice and upon the giving of such nullification notice the Shift Notice and the Dissatisfaction Notice given under this Article 23A shall be deemed null and void and this Lease shall continue in full force and effect as if such Shift Notice and Dissatisfaction Notice were never given. If Tenant shall relocate to the Substitute Space, Landlord shall reimburse Tenant for Tenant’s reasonable relocation costs. From and after the relocation date specified by Landlord in its relocation notice, the Substitute Space shall be the demised premises under this Lease and this Lease shall otherwise be unchanged.

B. If in connection with improvements or work to be performed in the Building, including, without limitation, installing an elevator shaft, Landlord needs Tenant to surrender a portion of the demised premises to Landlord and if the balance of the demised premises shall be tenantable following such surrender, then Landlord shall have the right to give Tenant a minimum of 30 days prior written notice to surrender to Landlord said portion of the demised premises. If Landlord exercises its option, Tenant shall surrender the requested portion of the demised premises to Landlord and give Landlord access to the balance of the demised premises for the purpose of erecting walls and related work. From and after the date on which Landlord commences such work in accordance with said notice, the rent shall be adjusted on a $/rsf basis and Tenant’s Percentage shall be adjusted to reflect the new rentable square footage of the demised premises.

C. If the demised premises abut or are contiguous with an elevator shaft and/or stairwell and if Landlord elects to remove said elevator shaft or stairwell, then, following the removal of said elevator shaft or stairwell, Landlord shall have the right to elect, by giving written notice to Tenant, that the demised premises include all or a portion of the area formerly comprising an elevator shaft and/or stairwell. If Landlord exercises its option, Tenant shall give Landlord access to the balance of the demised premises for the purpose of related work and from and after the date Landlord substantially completes its work in the demised premises with respect to the elevator shaft and/or stairwell, the rent shall be increased on a $/rsf basis based upon the then current $/rsf rate Tenant is paying hereunder, the other additional rent charges based on the rentable square footage of the demised premises, (such as, by way of example only, the trash charge and air-conditioning charge) and Tenant’s Percentage shall be increased each to reflect the new rentable square footage of the demised premises.

D. At any time after December 14, 2010 (if the term of this Lease is extended beyond December 14, 2010 and Tenant acknowledges that it has no right to extend this Lease beyond December 14, 2010) or if, on or before December 14, 2010, the demised premises is no longer Suite 419 as described in this original Lease (prior to any amendments, modifications or supplements) because Tenant moves, relocates or leases additional premises or for any other reason, Landlord shall be entitled, on at least one hundred eighty (180) days’ prior written notice thereof, to terminate this Lease for the purpose of (i) demolishing the Building or (ii) renovating the Building for a conversion to residential use, and, in either case, this Lease shall come to an end on the date in such notice specified with the same force and effect as if such date were the date originally specified for the expiration of the term of this Lease.

Please Initial: Landlord _____ Tenant _____

Assignments & Subleases: 24. Tenant expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet or underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant or the majority interest of any other Tenant entity shall be deemed an assignment. If Tenant desires to assign this Lease or sublet all or a portion of the demised premises, Tenant shall first notify Landlord in writing of its intention, and such notice shall include the amount of consideration paid for the assignment and/or sublease, the rents to be paid with respect to a sublease, the name of the proposed assignee or subtenant, together with its full address and a description of its proposed use (but nothing contained herein shall permit, nor obligate Landlord to permit, a use other than the use permitted by Article 1 of this Lease, it being understood that any change in use shall be subject to Landlord’s consent, which Tenant agrees may, notwithstanding anything contained herein to the contrary, be unreasonably withheld). Tenant shall include with such notification such financial information as may be available concerning the proposed assignee or subtenant, including, without limitation, current updated financial statements (which financial information shall be supplemented on demand if required by Landlord). If this Lease be assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as tenant, or a waiver or release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Tenant shall pay Landlord, promptly upon demand therefor, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any assignment, transfer of interest or subletting (whether or not Landlord consents thereto) as additional rent hereunder. If this Lease is assigned or all or any portion of the demised premises is sublet, the obligations of Tenant and any guarantor of this Lease or any guarantor of the obligations of Tenant under this Lease as a primary obligor shall be unaffected and shall remain in full force and effect. No assignment, sublease or transfer of interest shall be effective unless and until the assignee, transferee or subtenant shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance satisfactory to Landlord and counsel for Landlord, whereby the assignee, transferee or subtenant shall assume for the benefit of Landlord the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed, and whereby Tenant (and all guarantors of this Lease or of the Tenant’s obligations hereunder) covenants and agrees to remain liable as a primary obligor for the due performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, including, without limitation Article 1 hereof. Notwithstanding anything contained in this Lease to the contrary, in the event that it shall be found by a court of competent jurisdiction that Landlord was unreasonable in withholding its consent to the assignment of this Lease or the subletting of all or any portion of the demised premises, Tenant’s sole remedy shall be limited to specific performance and Tenant shall not be entitled to damages or any other affirmative relief or remedy as a result thereof. In the event of a leveraged buy-out or other take-over of Tenant, Landlord’s consent to an assignment of this Lease or subletting of the demised premises to the successor entity shall not be deemed to have been unreasonably withheld if said successor entity shall not have a net worth (in the event of a corporate entity, on a market value basis) as certified to by a certified public accountant at least equal to the net worth of Tenant upon the date of execution of this Lease. Every sublease of the demised premises, in whole or in part, shall be subject and subordinate to this Lease.

Tenant shall promptly pay to Landlord, as additional rent hereunder, all consideration paid for all assignments of this Lease and all rent or additional rent or sum which Tenant shall receive from or on behalf of any assignee(s) or subtenant(s) or any occupant by, through or under Tenant, which is in excess of the rent and additional rent payable by Tenant in accordance with the provisions of this Lease (or in the event of a subletting of less than the whole of the demised premises, the rent and additional rent allocable to that portion of the demised premises affected by such sublease).

In no event shall an assignee or sublessee be any of the following: a prospective tenant (or its designee) who is discussing or has discussed in the last six (6) months with Landlord (or Landlord’s agent) its need for space in the Building; a current tenant, subtenant or occupant of space in the Building or any other building owned by Landlord or an entity under common control with Landlord or a subsidiary, affiliate, parent, or successor thereof; any party not financially responsible or unable to adequately evidence financial responsibility to Landlord’s reasonable satisfaction; any party that will be engaged in a business or use that will require services from Landlord, or place demands on facilities in the Building of a different nature or to a greater extent than Landlord was required to afford before under this Lease, that is likely to adversely affect (or increase burdens on) any operation of Landlord or any tenant or occupant of the Building, breach this Lease or violate a restrictive covenant of Landlord, contravene any provision of a mortgage, net lease or any other agreement of Landlord’s; any party with whom Landlord has been involved in litigation; any party that is a domestic or foreign governmental entity; and/or any party who may claim diplomatic immunity.

Anything contained in this Lease to the contrary notwithstanding, within thirty (30) days after Landlord’s receipt of all information required by Landlord under this Article with respect to a proposed assignment or subletting, Landlord may give notice electing to terminate this Lease effective as of the last day of the month occurring sixty (60) days after such notice of termination is given; provided, however, that for the purposes of this paragraph only, Landlord may not terminate this Lease under this paragraph with respect to a proposed license of an individual office or desk within the demised premises to a person who is, or an entity which is, in the same business as Tenant, so long as the sum of the rentable square footage of the space licensed plus the rentable square footage of all other space licensed in the demised premises does not exceed ten (10%) percent of the total rentable square footage of the demised premises at the time of the proposed license and so long as Tenant retains direct control and supervision of such licensee. If Landlord shall give its termination notice as provided in this paragraph, the Term shall end on the effective date of termination as if such date had been the original Expiration Date hereof; provided, however, that Tenant may nullify such termination of this Lease under this Article 24 by providing written notice to Landlord within ten (10) business days following the date of Landlord’s termination notice and upon the giving of such nullification notice the proposed assignment or sublease and the termination notice shall each be deemed null and void and this Lease shall continue in full force and effect as if such assignment or sublease request and termination notice were never given.

Subordination: 25. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Real Property and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate or agreement that Landlord may request. Tenant agrees that if any holder of a superior lien succeeds to Landlord’s interest in the demised premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically (at the option of such holder) become the tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by: any payment of rent or additional rent paid more than one month in advance; any amendment or modification of this Lease made without the written consent of such successor in interest; any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord’s interest, including, without limitation, any claim for equitable or legal relief against such successor in interest for Landlord’s failure or inability to complete construction required to be done by Landlord under this Lease; and any security deposit required hereunder, unless said sums have actually been received by such successor in interest as security for Tenant’s performance of this Lease.

Please Initial: Landlord _____ Tenant _____

Estoppel Certificate: 26. Tenant, at any time and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and additional rent have been paid, (iii) whether or not there exists a default by Landlord or Tenant under this Lease, and, if so, specifying each such default, and (iv) any other matters reasonably requested.

Bankruptcy: 27. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by sending a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant or a guarantor of Tenant’s obligations under this Lease or any other party who is primarily liable for Tenant’s obligations under this Lease, as the debtor; or (2) the making by Tenant or a guarantor of Tenant’s obligations under this Lease or any other party who is primarily liable for Tenant’s obligations under this Lease of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable to the party then owning Tenant’s interest in this Lease. It is stipulated and agreed that if this Lease is terminated pursuant to this Article, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value of the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and/or obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved; whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. Without limiting any of the provisions hereof, if pursuant to the U.S. Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 24 or any other provisions of this Lease, Tenant agrees that adequate assurance of future performance by the assignee permitted under such code shall mean, in addition to all of the other requirements of the code, the payment to Landlord of all rent, additional rent and other amounts then due and payable under this Lease, the curing of all defaults by Tenant under this Lease and the deposit of cash security with Landlord in an amount equal to the sum of one (1) year’s annual base rent payable hereunder at the then current rate plus an amount equal to all additional rent payable under the provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term of this Lease as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of all of the annual base rent payable hereunder during the term of this Lease, plus all additional rent for the preceding calendar year as aforesaid.

Default, Remedies of Landlord, Fees and Waiver of Redemption: 28. If (a) Tenant shall default in the observance of any of the provisions, covenants and conditions of this Lease (other than a default for the payment of rent or additional rent); or if Tenant shall fail to occupy the demised premises and open for business at the commencement of the term of this Lease, as above provided; or if the demised premises shall be abandoned, deserted or vacated; or if Tenant shall sublet the demised premises or assign this Lease, except as herein provided; or if Tenant shall be in default under any other obligations of Tenant to Landlord of any nature whatsoever, including in connection with any other lease between Tenant and any of the Landlords or between Tenant and any entity in which any partner of Landlord holds an interest; or if this Lease be rejected under §365 of Title 11 of the U.S. Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any rent and additional rent due and payable hereunder; THEN, in any of the foregoing events, if such default shall continue for more than ten (10) days after written notice of such default or if said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced to cure such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default; or (b) if Tenant shall default in the payment of annual base rent or any item(s) of additional rent or other monies due hereunder, or any part of same, and any such default shall continue for more than three (3) days after written notice of such default; or (c) if twice in any twelve (12) month period Tenant shall have defaulted under its lease obligations, monetary or otherwise, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance (notwithstanding that such defaults may have been cured after the commencement of such summary proceeding, and then Tenant defaults a third time within such twelve (12) month period; THEN, in the event of (a), (b) or (c) above, Landlord may give Tenant a written five (5) day notice of termination of this Lease and, upon the expiration of said five (5) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and Tenant shall immediately quit and surrender the demised premises to Landlord, but Tenant shall remain liable as hereinafter provided. If said five (5) day notice of termination shall have been given, and the term shall have expired as aforesaid, then Landlord may, without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant and all occupants of the demised premises by summary proceedings or otherwise and remove their effects and property and hold the demised premises as if this Lease had not been made; Tenant hereby waiving the service of notice of intention to re-enter or to institute legal proceedings to that end.

In case of any default, event, re-entry, expiration, termination and/or dispossession by summary proceedings, or otherwise, Tenant shall, nevertheless, remain and continue liable to Landlord in a sum equal to all annual base rent and additional rent herein reserved for the balance of the term of this Lease as the same may become due and payable pursuant to the provisions of this Lease as if it were not terminated. Landlord may repair or alter the demised premises in such manner as to Landlord may seem necessary or advisable, and/or let or re-let the demised premises and any and all parts thereof for the whole or any part of the remainder of the original term hereof or for a longer period, in Landlord’s name, or as the agent of Tenant, and, out of any rent so collected or received, Landlord shall, first, pay to itself, the expense and cost of retaking, repossessing, repairing and/or altering the demised premises, and the expense of removing all persons and property therefrom, second, pay to itself, any cost or expense sustained in securing any new tenant or tenants, and third, pay to itself, any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the annual base rent and additional rent reserved herein and unpaid by Tenant for the remainder of the term herein demised. The failure of Landlord to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability hereunder. Should any rent so collected by Landlord after the payment aforesaid be insufficient fully to pay to Landlord a sum equal to all annual base rent and additional rent herein reserved, the balance or deficiency shall be paid by Tenant on the rent days herein specified; that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all annual base rent and additional rent herein reserved if there shall be no re-letting, shall survive the issuance of any dispossessory warrant or other termination hereof. Tenant hereby expressly waives service of any notice of intention to re-enter subsequent to the giving of the aforesaid notices. Tenant hereby expressly waives any and all right to recover or regain possession of the demised premises or to reinstate or to redeem this tenancy or this Lease as is permitted or provided by or under any statute, law, or decision now or hereafter in force and effect. Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent. Tenant shall reimburse Landlord, within five (5) days following written demand, for any counsel fees or collection charges incurred or expended by Landlord by reason of Tenant’s default in the performance of any provision, covenant, or condition of this Lease and any such amounts, at the option of Landlord, may be recovered in the same action or proceeding forming the basis of the default or in another action or proceeding.

Please Initial: Landlord _____ Tenant _____

Notwithstanding any other remedy provided for hereunder and without the requirement of notice, except as provided in this article, if Tenant shall not comply with any of its obligations hereunder, Landlord shall have the right, at Landlord’s sole option, at any time in the event of an emergency and otherwise after three (3) days notice to Tenant, to cure such breach at Tenant’s expense. Tenant shall reimburse Landlord, within three (3) days following demand, as additional rent, for all costs and expenses incurred by Landlord in curing such breach, together with interest computed thereon at the maximum rate permitted by law. Notwithstanding anything contained in this Lease, if Tenant fails to pay any monetary items due hereunder on the date the same are due and payable, a late charge of four ($.04) cents for each ONE ($1.00) DOLLAR so overdue shall become immediately due and payable to the Landlord as damages in compensation for the additional administrative, bookkeeping and collection expenses incurred by Landlord by reason of such failure to make prompt payment and the same shall be considered as additional rent hereunder payable together with the next installment of monthly rent. In addition, all such unpaid monetary items shall bear interest at the maximum rate permitted by law from the date such monies were due and payable until the date on which Landlord shall receive payment. Notwithstanding anything contained in this Lease, if Tenant fails to pay any monetary items due hereunder on the date the same are due and payable and a default notice is sent by Landlord, Tenant shall pay Landlord $500.00 as additional rent to compensate Landlord for charges incurred by Landlord relating to issuing a default notice and the same shall be payable together with the next installment of monthly base rent.

The rights and remedies whether herein or elsewhere provided in this Lease shall be cumulative and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, by statute or otherwise. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

No Waiver: 29. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any of the rules and regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Landlord may apply such payment to any sums then due and payable by Tenant to Landlord as Landlord shall determine in its sole discretion. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent, or as a consent by Landlord to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of said premises prior to the termination of this Lease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the demised premises.

Landlord’s Defaults: 30. If Landlord defaults in any of its obligations under this Lease, Tenant shall give Landlord written notice of such default and Landlord shall have thirty (30) days following receipt of such notice to cure such default or, if such default cannot reasonably be cured within a thirty (30) day period, Landlord shall commence the cure of such default within thirty (30) days following receipt of such notice and thereafter shall proceed diligently to cure such alleged default. Tenant shall send a duplicate notice to any holder of a mortgage or other superior lien on the Building or this Lease of which Tenant has been notified in writing, and any such holder shall have the right to cure such alleged default within the same time period. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for any consequential, indirect, special, exemplary or punitive damages.

Consents and Approvals: 31. If Tenant shall request Landlord’s consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant’s sole remedy shall be an action for specific performance or an injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

Inability to Perform: 32. Except as otherwise provided herein, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if, in any such case, Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, government pre-emption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. If there shall be a delay in the construction, repair or restoration of the demised premises or the Building or any portion thereof caused by strike, riots, acts of God, shortages of labor or materials, national emergency, governmental restrictions, laws or regulations, the act of, or failure to act by, Tenant, or for any other cause or causes beyond Landlord’s control, at Landlord’s option such delay shall not be a violation of this Lease, and the time periods set forth in this Lease for any such work shall at Landlord’s option be extended for a period of time equal to the period of delay.

Waiver of Trial by Jury: 33. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of the parties as landlord and tenant, Tenant’s use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that if Landlord commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, except for statutory mandatory counterclaims.

Please Initial: Landlord _____ Tenant _____

End of Term: 34. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises vacant, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall deliver to Landlord all keys required for access to the demised premises and the Building (including, without limitation, all keys provided to Tenant for access to the entrance, elevator, bathrooms and other Building common areas), disable and remove all security systems covering the demised premises and remove all of its property from the demised premises as required and as permitted by this Lease. Tenant shall assign to Landlord all warranties that are in effect at the end of the term of this Lease for all alterations, property and equipment which remain in the demised premises, with Landlord’s consent, after Tenant has surrendered possession thereof to Landlord. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. Tenant acknowledges that it must surrender possession of the demised premises to Landlord at the expiration or sooner termination of the term of this Lease; time being of the essence with respect to Tenant’s obligation to do so. If, however, Tenant remains in possession of the demised premises at the expiration or earlier termination of the term hereof, Tenant, at Landlord’s option, shall be deemed to be occupying the demised premises as a tenant from month to month, at a monthly rental equal to twice the sum of (a) the monthly installment of the annual base rent payable during the last month of the term hereof plus (b) all additional rent due hereunder. Acceptance by Landlord of rent after the expiration or earlier termination of the Term hereof shall not constitute a consent to a month-to-month tenancy or result in a renewal. In the event of such holdover, Tenant’s occupancy of the demised premises, except as aforesaid, shall be subject to all other conditions, provisions and obligations of this Lease, but only insofar as the same are applicable to a month to month tenancy. Such month to month tenancy shall be terminable by Landlord upon one (1) month’s notice to Tenant, and if Landlord shall give such notice, Tenant shall quit and surrender the demised premises to Landlord as provided in this article. In the event that (a) Tenant shall remain in possession of the demised premises at the expiration or earlier termination of the Term hereof and Landlord shall not have elected to deem Tenant to be occupying the demised premises as a tenant from month-to-month or (b) Landlord shall terminate any month-to-month tenancy of the demised premises and Tenant shall fail to quit and surrender the demised premises to Landlord upon the termination date as provided in this article, then, in either such event, Tenant shall be liable to Landlord for all losses, damages, claims, costs and/or expenses incurred by Landlord by reason of Tenant’s failure to deliver timely possession of the demised premises to Landlord, including, without limitation, any consequential and incidental damages so incurred by Landlord, including, without limitation, all legal fees and court costs incurred by Landlord and all losses, damages, claims, costs and/or expenses incurred in connection with or arising from the inability of Landlord to lease and deliver possession of the demised premises, or any portion thereof, to any third party and/or the termination or cancellation of any lease of the demised premises, or any portion thereof to any third party.

Quiet Enjoyment: 35. So long as Tenant timely pays all annual base rent and additional rent due hereunder and performs all of Tenant’s other obligations hereunder within the time periods permitted under this Lease, Tenant shall peaceably and quietly hold and enjoy the demised premises during the term without hindrance or ejection by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

Notices: 36. Except as otherwise in this Lease provided, all notices to be given pursuant to this Lease shall be in writing and sent by prepaid certified or registered U.S. mail, return receipt requested, or by a recognized overnight courier service which requires acknowledgment of receipt of delivery from addressee, to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this paragraph or, if to Tenant, by personal delivery to the demised premises. Notice shall be deemed to be given upon delivery to the U.S. Postal Service or recognized overnight courier service or if personal delivery, to the demised premises. Landlord’s address for notice shall be the address first set forth above for Landlord. Tenant’s address for notices given prior to the Commencement Date shall be the address first set forth above for Tenant. Tenant’s address for notices given on or subsequent to the Commencement Date shall be the address of the demised premises. Tenant covenants and agrees to give any mortgagee and/or ground lessor of the Building and/or Real Property notice of any default of Landlord under this Lease and the right to cure any default of Landlord within such reasonable period of time as may be required by such mortgagee and/or ground lessor. Notwithstanding the foregoing, rent bills, invoices and statements may be sent by ordinary mail or personal delivery. Landlord’s leasing and/or managing agent and/or counsel may each give statements, invoices, notices and/or other communication on behalf of Landlord and any such statements, invoices, notices and/or communications shall be deemed to have been given by Landlord.

Captions & Counterparts: 37. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. This Lease may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

Definitions, Successors & Assigns: 38. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. The term “rent” includes the annual base rent, the annual rental rate whether so expressed or expressed in monthly installments, and additional rent payable hereunder. All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns, as the case may be. In the event Landlord or any successor-lessor (owner) of the demised premises shall convey or otherwise dispose of the demised premises and/or the Building and/or the Real Property, all liabilities and obligations of Landlord or such successor-lessor (owner), as Landlord under this Lease shall terminate upon such conveyance or disposal and written notice thereof to Tenant. If Landlord, or any successor in interest to Landlord, shall be an individual, joint venture, executor, estate, personal representative, conservator, tenancy-in-common, trustee, trust, limited liability company, limited liability partnership, partnership, general or limited, firm or corporation, there shall be no personal liability on the part of such individual or on the part of any members of such joint venture, tenancy-in-common, trustee, trust, company, partnership, firm or corporation, or its shareholders, members, managers, officers or directors, or on the part of such joint venture, estate, tenancy-in-common, trustee, trust, company, partnership, firm or corporation as to any of the provisions, covenants or conditions of this Lease. Tenant hereby acknowledges that it shall look solely to the real property interest of Landlord in the Building for the satisfaction or assertion of any claims, rights and remedies of Tenant against Landlord, in the event of breach by Landlord of any of the provisions, covenants or conditions of this Lease.

Entire Agreement: 39. This Lease contains the entire and only agreement between the parties concerning the demised premises. No prior oral or written statements or representation, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way, except by a writing executed by Landlord and Tenant. No oral agreement or representations shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding unless and until it shall have been executed and delivered by Landlord and Tenant. The submission of this Lease to Tenant prior to its execution by Landlord shall not be an offer to lease.

Memorandum of Lease: 40. Tenant shall not record this Lease or any memorandum of this Lease without Landlord’s prior written consent. The parties hereto agree that if a memorandum shall be recorded with respect to this Lease, then (i) such memorandum shall contain those provisions of this Lease as shall be mutually desired in the reasonable discretion of counsel for the parties hereto, provided that in no event shall such memorandum contain any provisions relevant to the base rent and/or additional rent payable under this Lease, and (ii) Tenant shall, upon Landlord’s request, execute and deliver to Landlord any and all documentation necessary to release such memorandum from record upon the expiration or sooner termination of the term of this Lease (and Tenant’s obligation to execute and deliver such a release shall survive the expiration or sooner termination of this Lease).

Federal Tax Identification Number: 41. Tenant hereby agrees that it shall provide to Landlord Tenant’s social security number or, if Tenant is or becomes an entity, Tenant’s federal employer identification number, within three (3) days following Landlord’s request therefor. Tenant hereby represents and warrants to Landlord that Tenant’s federal employer tax identification number is 11-3409392.

Please Initial: Landlord _____ Tenant _____

Directory: 42. Landlord shall upon Tenant’s request, post on the Building’s directory (the “Directory”) Tenant’s name and a maximum of six (6) individuals’ names who are officers or employees of Tenant. If Landlord shall list any individual or entity name other than that of Tenant, such listing shall neither grant such party any right or interest in this Lease and/or the demised premises, nor constitute Landlord’s consent to an assignment or sublease to, or occupancy by, such party. Such listing may be terminated by Landlord at any time in Landlord’s reasonable judgment, without prior notice, and Landlord may charge Tenant a reasonable charge for any changes in listings requested by Tenant.

See rider and exhibits attached hereto and hereby made a part hereof.

In Witness Whereof, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WASHINGTON GROUP L.L.C.
By:	DW Associates, L.P., as managing member

By:

30 MAIN LLC
By:	DW Associates, L.P., as managing member

By:
(collectively Landlord)

Witness for Tenant:		FUTURE NOW, INC., a Delaware corporation, doing business in the State of New York as Future Now Group

By:
(Tenant)

ACKNOWLEDGEMENT

STATE OF NEW YORK
SS.:
COUNTY OF

On the ________ day of October in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________ , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

Please Initial: Landlord _____ Tenant _____

LEASE FORM INDEX

Clause	Page
Additional Covenants	6
Alterations	3
As Is	2
Assignments & Subleases	9
Bankruptcy	10
Base Rent	1
Building Alterations	6
Building Services	2
Captions & Counterparts	12
Casualty	7
Consents and Approvals	11
Definitions, Successors & Assigns	12
Demolition	8
Directory	13
Electricity	2
Eminent Domain	8
End of Term	12
Entire Agreement	12
Estoppel Certificate	10
Excavation Shoring	6
Failure to Give Possession	3
Federal Tax Identification Number	12
Garbage	6
Inability to Perform	11
Landlord’s Access to Demised Premises	4
Landlord’s Defaults	11
Laws, Compliance With	5
Memorandum of Lease	12
No Waiver	11
Notices	12
Partial Surrender	8
Quiet Enjoyment	12
Real Estate Taxes	2
Relocation	8
Repairs	4
Rules and Regulations	6
Security Deposit	2
Signs	5
Subordination	9
Tenant Defaults	10
Tenant’s Insurance	7
Use	1
Utilities & Other Services	2
Waiver of Trial by Jury	11

Please Initial: Landlord _____ Tenant _____

RIDER ATTACHED TO AND FORMING A PART OF LEASE DATED AS OF SEPTEMBER 1, 2007 BY AND BETWEEN WASHINGTON GROUP L.L.C. AND 30 MAIN LLC (COLLECTIVELY “LANDLORD”) AND FUTURE NOW, INC. (“TENANT”) FOR PREMISES KNOWN AS SUITE 419 IN THE BUILDING KNOWN AS 55 WASHINGTON STREET, BROOKLYN, NY

In the event of any inconsistency between the provisions of this rider and the provisions of the Lease to which this rider is attached, the provisions of this rider shall control.

43.  Water Charges: If Tenant requires, uses or consumes water for any purpose in the demised premises other than ordinary lavatory purposes (of which fact Landlord shall be the sole judge), Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Landlord shall be the sole judge) Landlord may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Landlord may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the demised premises is supplied with water through a meter which measures the water consumption of other tenants as well as the demised premises, Tenant shall pay to Landlord, as additional rent, on the first day of each month, that portion of the meter charges that relate to Tenant’s use. Independently of, and in addition to, any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant, or paid by Landlord, for any of the reasons or purposes hereinabove set forth.

44. Electric Current:

A.  Supplementing Article 5 hereof, electricity shall be furnished to Tenant on a “submetering” basis. Tenant shall pay Landlord (or at Landlord’s option, Landlord’s agent) as additional rent within ten (10) days following demand made therefor for all electricity furnished to and/or consumed in the demised premises on a submetering basis from and after the date possession of the demised premises is delivered to Tenant at charges, terms and rates, including, without limitation, fuel adjustments and taxes, equal to the SC-4 rate for Consolidated Edison plus eleven percent (11%) for transmission line loss and other redistribution costs. If, in Landlord’s judgment, Tenant’s use shall require more than one (1) submeter in the demised premises, Landlord shall install additional submeter(s) in the demised premises at Tenant’s sole cost and expense. If there is more than one submeter in the demised premises, each meter may be computed and billed separately in accordance with the rates and terms set forth herein. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to and included in the amount charged to, and paid by Tenant to Landlord as additional rent. If there are problems with the demised premises’ submeters and/or the submeters cannot be used, Landlord shall promptly and diligently perform such work as is necessary so that such submeters can be used, and the parties agree that, at Landlord’s option, if it cannot reasonably be determined what Tenant’s usage was while such submeters were not in use, Tenant’s annual actual cost for electricity shall be deemed to be a sum equal to $3.00 times the agreed rentable square foot area of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to January 1, 2004 because of electric rate, time of day charges, service classification or market price changes. Tenant, shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table and floor lamps, typewriters, personal computers and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electrical system of the demised premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all reasonable and out-of-pocket cost and expenses of Landlord in connection therewith shall be paid by Tenant as additional rent upon demand by Landlord.

Please Initial: Landlord _____ Tenant _____
Rider page1

B.  Landlord reserves the right to discontinue furnishing electric current to Tenant on a submetering basis at any time upon not less than sixty (60) days’ notice to Tenant. If Landlord elects not to furnish electric current to Tenant on a submetering basis, Tenant shall arrange to obtain electric current directly from the public utility company supplying electric current to the Building; and in that event, all risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation and may already be in the Building, may be used by Tenant at no additional charge to Tenant. If Landlord exercises its right to discontinue furnishing electric current to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric current to Tenant on a submetering basis; however, if Tenant is unable to obtain direct electric service by the effective date of such discontinuance, so long as Tenant continues to make reasonable efforts to obtain direct electric service, Landlord shall continue to provide electric service until Tenant has obtained direct electric service. If, in Landlord’s reasonable judgment, additional risers are required, such risers shall be installed by Landlord at Tenant’s reasonable expense, payable in advance to Landlord upon demand, provided same will not cause damage or injury to the Building or any part thereof or create a hazardous condition or entail excessive alterations, repairs or expense or unreasonably interfere with or disturb any other tenants or occupants of the Building, and in any event, any such installation shall be maintained by Tenant, at its expense and shall be subject to such reasonable conditions as Landlord and/or the utility company may require. Landlord’s election to not furnish electric current to Tenant shall not be deemed a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

45. As Is; Landlord’s Work:  Notwithstanding anything to the contrary contained herein, Landlord shall, at its expense, perform, or cause to be performed, all work necessary so that a third (3rd) window air conditioning unit has been installed in the demised premises at a location designated by Landlord (such work is herein referred to as “Landlord’s Work”). Tenant shall perform all other work (“Tenant’s Work”) necessary for it to use the demised premises as contemplated in this Lease and such work shall be performed in accordance with the Legal Requirements, at Tenant’s sole expense, pursuant to plans, drawings and specifications therefor prepared by Tenant and submitted to, and approved by Landlord and subject to the terms of this Lease, including, without limitation, Article 10 hereof.

46. Air Conditioning: Tenant shall, at its own cost and expense, operate, maintain, repair and replace the air-conditioning equipment (hereinafter called the “AC System”) now or hereafter located in or servicing the demised premises. If there is a warranty on the AC System, Landlord shall either assign such warranty to Tenant or reasonably cooperate with Tenant so that Tenant may have the benefit of such warranty. The electricity consumed by the AC System shall be paid for by Tenant as set forth in the applicable provisions of Article 44 hereof. Installation of any additional air-conditioning equipment is considered an alteration and as such shall be subject to the provisions of Article 10 hereof. If any permit or license is required for the operation of the AC System, Tenant shall, at Tenant’s expense, obtain and maintain any such permit or license unless Landlord elects to obtain the same on Tenant’s behalf and at Tenant’s expense.

47. Cleaning/Trash Services: Tenant shall obtain and pay for cleaning services for the demised premises at Tenant’s sole cost and expense. Tenant shall pay Landlord $52.27 per month as additional rent hereunder on or before the 1st day of each month during the Term hereof and during all additional periods Tenant is in possession of the demised premises and/or in occupancy of the demised premises for ordinary office trash collection from a location designated by Landlord, subject to reasonable adjustment from time to time, to reflect Landlord’s standard trash collection charges based upon the relative size of the space occupied by a tenant.

48.  No Broker: Tenant warrants and represents to Landlord that Tenant has not had any conversations, correspondence or dealings with any real estate broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building and Tenant covenants and agrees to indemnify, defend and hold Landlord harmless on demand from and against any and all costs, expenses or liability (including reasonable attorneys’ fees) for any compensation, commissions, fees and charges claimed by any broker, agent or finder in connection with this Lease and/or concerning the renting or leasing of premises located in the Building due to conversations, correspondence or dealings of Tenant with the claimant.

Please Initial: Landlord _____ Tenant _____
Rider page2

49. ICIP/CEP/ECSP:

A. Tenant’s percentage share of the Building is: 0.931%. Landlord and Tenant acknowledge that Landlord may apply for or has already applied for a certificate of eligibility from the Department of Finance of the City of New York determining that Landlord is eligible to apply for exemption from tax payments for the Building pursuant to the provisions of Section 11-256 through 11-267 (the “ICIP Program”) of the Administrative Code of the City of New York and the regulations promulgated pursuant to the ICIP Program. Any such tax exemption for the Building is referred to as “Tax Exemption” and the period of such Tax Exemption is referred to as the “Tax Exemption Period”. Landlord agrees that Tenant shall not be required to (a) pay Taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program or (b) otherwise relieve or indemnify Landlord from any personal liability arising under the ICIP Program, except where imposition of such Taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease. Tenant agrees (i) to report to Landlord, as often as is necessary under such regulations, the number of workers engaged in employment in the demised premises, the nature of each worker’s employment and the residency of each worker and to provide access to the demised premises by employees and agents of the Department of Finance of the City of New York at all reasonable times at the request of Landlord, (ii) that any work performed by Tenant or any person or entity claiming through or under Tenant shall be subject to the requirements of Executive Order No. 50 (April 25, 1980) and the Rules and Regulations promulgated thereunder (collectively, “EO 50”) and the ICIP Program and (iii) that Tenant will comply with and cause its general contractor, construction manager, and all other subcontractors (collectively, the “Contractors”) to comply with EO 50 and the ICIP Program. Tenant represents to the Landlord that, within the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a violation of such laws presently pending against Tenant. Upon request of Landlord, from time to time, Tenant agrees to update said representation when required because of the ICIP Program and regulations thereunder. Tenant further agrees to cooperate with Landlord in compliance with such ICIP Program and regulations to aid Landlord in obtaining and maintaining the Tax Exemption and, if requested by Landlord, to post a notice in a conspicuous place in the demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to the Department of Finance to be considered in determining Landlord’s eligibility for benefits. Tenant acknowledges that its obligations may be greater if Landlord fails to obtain a Tax Exemption, and agrees that Landlord shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Landlord fails to obtain a Tax Exemption.

B. Landlord has applied or may hereafter apply to make the demised premises eligible for the New York City Commercial Enhancement Program (“CEP”). If Tenant is deemed eligible for CEP, any reduction in real property taxes on the Tenant’s Percentage thereof will be passed through to the tenant after deducting the fee payable in connection with the CEP application. Tenant understands that the minimum required expenditure for any given space to be eligible for CEP is $2.50 per square foot or $25 per square foot, depending on the length and nature of this Lease. Tenant also understands that all abatements granted under CEP are contingent upon Landlord’s payment of real estate taxes, water or sewer charges, and/or other lienable charges during the benefit period. Benefits will be revoked if such charges are not paid as provided in the relevant law.

C. Tenant agrees to submit a complete Energy Cost Savings Program (“ECSP”) application to the New York City Department of Business Services (“DBS”) as directed by Landlord or Landlord’s representative. Tenant agrees to comply with ECSP and DBS rules and regulations regarding same. This includes the submission of all appropriate documentation required for the ECSP approval including, but not limited to, one week of payroll information current at the time of application submittal, disclosing the identity of all company principals, and the like. Landlord will cooperate with Tenant’s application process as it may pertain to the supplying of Landlord requisite information. If Tenant has an existing lease at the time of ECSP building approval, it must submit the completed ECSP application to DBS within ninety (90) days of such approval and notification by Landlord.

D. In no event shall Landlord have any liability to Tenant if Landlord fails to obtain the benefits, in whole or in part, of any tax abatement, credit or exemption described in this Article or otherwise.

END OF RIDER

Please Initial: Landlord _____ Tenant _____
Rider page3

Exhibit A - demised premises drawing

Please Initial: Landlord _____ Tenant _____